EXHIBIT 21



Subsidiaries of the Registrant

The following is a list of the significant subsidiaries of the Registrant as of August 1, 2003, all of which are wholly-owned:

                                                               State of
Parent                                                      Incorporation
------                                                      --------------
CBRL Group, Inc.                                              Tennessee


Subsidiaries
------------

Cracker Barrel Old Country Store, Inc.                        Tennessee
Logan's Roadhouse, Inc.                                       Tennessee
CBOCS Distribution, Inc.
 (dba Cracker Barrel Old Country Store)                       Colorado
CBOCS General Partnership                                     Michigan
CBOCS Michigan, Inc.
 (dba Cracker Barrel Old Country Store)                       Michigan
CBOCS West, Inc.
 (dba Cracker Barrel Old Country Store)                       Nevada
Roadhouse Promotions, Inc.                                    Tennessee
Rocking Chair, Inc.                                           Nevada